UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.   20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2011
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COLONY BANKCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia   31750
(Address of principal executive offices)

(229) 426-6000
Registrant’s Telephone Number, including area code

N/A
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On June 21, 2011, the board of directors appointed Eddie Hoyle as Executive Vice President and West Regional Banking Executive Officer.  Mr. Hoyle, who is 54, has been employed with Colony Bank since February 2011 and will be responsible for oversight of the markets in the western division.  Prior to joining Colony, Mr. Hoyle was employed by Habersham Bank for approximately 10 years and most recently served as Senior Vice President/Commercial Lending.  While at Habersham, he also served as market president, chief credit officer and special assets officer.  Mr. Hoyle has been in the banking industry since March 1979 and his experience and expertise in the lending and business development area will be a valued addition to the Company in this challenging banking environment.

There are no family relationships between Mr. Hoyle and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Hoyle that are reportable pursuant to Item 404 (a) of Regulation S-K.

The Company has not entered into an employment contract with Mr. Hoyle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: June 22, 2011	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice President and
Chief Financial Officer